Exhibit 1.1
SCHERING-PLOUGH CORPORATION
5.000% Senior Notes due 2010
5.375% Senior Notes due 2014

Underwriting Agreement
September 26, 2007
Goldman Sachs International,
BNP Paribas,
Credit Suisse Securities (Europe) Limited,
J.P. Morgan Securities Ltd.,
     As representatives of the several Underwriters
     named in Schedule I hereto,
c/o Goldman Sachs International,
Peterborough Court
133 Fleet Street
London, EC4A 2BB
Ladies and Gentlemen:
     Schering-Plough Corporation, a New Jersey corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”), for whom you are acting as representatives, (the “Representatives”) an aggregate of €500,000,000 principal amount of the 5.000% Senior Notes due 2010 (the “2010 Notes”) and €1,500,000,000 principal amount of the 5.375% Senior Notes due 2014, specified above (the “2014 Notes” and, together with the 2010 Notes, the “Securities”). The proceeds from the sale of the Securities are intended to be used to fund a portion of the purchase price for the Company’s planned acquisition of Organon BioSciences N.V., a Netherlands company (“Organon BioSciences”) pursuant to a Letter of Offer, dated March 12, 2007, between the Company and Akzo Nobel N.V., or, if the acquisition is not completed, for general corporate purposes.
     1. The Company represents and warrants to, and agrees with, each of the Underwriters that:
     (a) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (File No. 333-145055) in respect of the Securities was filed with the Securities and Exchange Commission (the “Commission”) on August 2, 2007; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the

Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding Form T-1 and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”);
     (b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman Sachs International expressly for use therein;

     (c) For the purposes of this Agreement, the “Applicable Time” is 11:45 a.m. (Eastern time) on the date of this Agreement. The Pricing Prospectus, and the Pricing Prospectus as supplemented by the final term sheet prepared and filed pursuant to Section 5(a) hereof, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman Sachs International expressly for use therein;
     (d) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman Sachs International expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;
     (e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder. The Registration Statement does not and will not, as of the applicable effective date as to each part of the Registration Statement and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus does not and will not, as of the applicable filing date of the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman Sachs International expressly for use therein;
     (f) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, financial position, or results of operations, of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), otherwise than as set forth or contemplated in the Pricing Prospectus.
     (g) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New Jersey with power and authority to own, lease and operate its properties and conduct its business as described in the Pricing Prospectus and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases property, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect.
     (h) This Agreement has been duly authorized, executed and delivered by the Company.
     (i) The Securities have been duly authorized and, when issued and delivered pursuant to this Agreement, will be duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the indenture dated as of November 26, 2003 (the “Base Indenture”), as supplemented by a fourth supplemental indenture to be dated as of October 1, 2007 that provides for the terms of the Securities (the “Supplemental Indenture” which, together with the Base Indenture, is referred to as the “Indenture”) between the Company and The Bank of New York as Trustee (the “Trustee”), registrar and transfer agent, under which they are to be issued, which is substantially in the form filed as an exhibit to the Registration Statement; the Indenture has been duly authorized and duly qualified under the Trust Indenture Act and, when the Supplemental Indenture has been executed and delivered by the Company, and assuming due execution and delivery of the Supplemental Indenture by the Trustee, the Indenture will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Securities and the Indenture conform in all material respects to the description thereof contained in the Pricing Disclosure Package and the Prospectus.
     (j) The execution and delivery of this Agreement, and the consummation of the transactions contemplated herein, including, without limitation, the issue and sale of the Securities, and the compliance by the Company with all of the provisions of the Securities and the Indenture, have been duly authorized by all necessary corporate action and will not result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, as applicable, pursuant to any indenture, loan agreement, contract or other agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the property or assets of the Company is subject, except for such breaches, defaults, liens, charges or encumbrances that individually or in the aggregate would not reasonably be expected to result in a Material Adverse Effect, nor, to its knowledge, will such actions result in any violation of any applicable law, order, rule or regulation applicable to the Company of any court or of any federal, state or other regulatory authority or other governmental body having jurisdiction over the Company, except for such violations that individually or in the aggregate would not reasonably be expected to result in a Material Adverse Effect, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company.
     (k) Neither the Company nor any of its subsidiaries listed on Schedule III hereto is in violation of its respective charter or by-laws or similar organizational document. None of the other subsidiaries of the Company is in violation of its respective charter or by-laws or similar organizational document, except for such violations as would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except as would not reasonably be expected to have a Material Adverse Effect.
     (l) The Company has an authorized capitalization as set forth in the Pricing Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.
     (m) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the issue and sale of the Securities, for the due authorization, execution and delivery by the Company of this Agreement, for the use of proceeds by the Company described in the Pricing Prospectus and the Prospectus, or for the performance by the Company of the transactions contemplated by this

Agreement or the Indenture, except (1) such as have been already made, obtained or rendered, as applicable, (2) as may be required under state securities or blue sky laws, or (3) as disclosed in or incorporated by reference into the Registration Statement or the Prospectus.
     (n) Except as disclosed in or incorporated by reference into the Registration Statement or the Pricing Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or to the knowledge of the Company threatened in writing, against or affecting the Company or any of its subsidiaries that is required to be disclosed in the Registration Statement and the Pricing Prospectus (other than as stated therein), or which, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to result in a Material Adverse Effect, or that would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated under this Agreement or the performance by the Company of its obligations hereunder. Except for such proceedings, investigations and claims disclosed in or incorporated by reference into the Registration Statement or the Pricing Prospectus, the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective assets, properties or operations is the subject would not reasonably be expected to result in a Material Adverse Effect.
     (o) The statements set forth in the Pricing Prospectus and Prospectus under the captions “Certain United States Federal Income Tax Consequences” “Underwriting” and under the captions “Description of Notes” and “Description of Debt Securities”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair.
     (p) Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries, and have audited the Company’s internal control over financial reporting and management’s assessment thereof are an independent registered public accounting firm with respect to the Company as required by the Act and the rules and regulations of the Commission thereunder;
     (q) The financial statements of the Company included or incorporated by reference in the Registration Statement and the Pricing Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The summary historical financial information included in the Pricing Prospectus and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The pro forma financial statements and the related notes thereto included in the Registration Statement and the Pricing Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein;
     (r) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof in the manner described in the Pricing Prospectus, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);
     (s) (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;
     (t) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;
     (u) Except as disclosed in the Pricing Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;
     (v) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

     (w) To the Company’s knowledge, the Company and any of the Company’s directors or officers, in their capacities as such, is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications;
     (x) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) that would be reasonably likely to result in an enforcement action thereunder, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;
     (y) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;
     (z) Neither the Company nor any of its subsidiaries has conducted its business in a manner that has resulted in a failure to comply with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency;
     (aa) The Company and its subsidiaries possess adequate permits, authorities or permits issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except such certificates, authorities or permits which are not material to such conduct of their business and except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect;

     (bb) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect;
     (cc) Except as described or incorporated by reference in the Registration Statement and the Pricing Prospectus with respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each Stock Option designated by the Company at the time of grant as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the New York Stock Exchange and any other exchange on which Company securities are traded, (iv) the per share exercise price of each Stock Option was equal to or greater than the fair market value of a share of the Company’s common shares, par value $1.00 per share (the “Common Shares”) on the applicable Grant Date and (v) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects;
     (dd) The Irish prospectus as it will be delivered to the Irish Financial Services Regulatory Authority (“IFSRA”) (such prospectus being herein referred to as the “Irish Prospectus”) for its approval will, at the Time of Delivery, contain all the information required pursuant to the Irish Prospectus (Directive 2003/71/EC) Regulations 2005;

     (ee) There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in Ireland, the United Kingdom or the United States in connection with the initial sale of the Securities to the Underwriters; and
     (ff) Neither the Company nor any of its or subsidiaries or affiliates has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities. The Company authorizes the Underwriters to make such public disclosure relating to the Securities as is required by applicable law, rules, regulations or guidance applicable in relation to any stabilization of the Securities.
     2. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, (i) at a purchase price of 99.712% of the principal amount thereof, the respective principal amounts of 2010 Notes set forth opposite the name of such Underwriter in Schedule I hereto, and (ii) at a purchase price of 99.485% of the principal amount thereof, the respective principal amounts of 2014 Notes set forth opposite the name of such Underwriter in Schedule I hereto, in each case, plus accrued interest, if any, from October 1, 2007 to the Time of Delivery (as defined below) hereunder, the principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto.
     3. Upon the authorization by you of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.
     4. (a) The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities in book-entry form in denominations of €50,000 and integral multiples of €1,000 in excess thereof and shall be deposited by or on behalf of the Company with a common depositary and registered in the name of a nominee for a common depositary on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear system (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”). Delivery of the Securities shall be made through the facilities of the common depositary of Euroclear and Clearstream, for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds in Euro to the account specified by the Company to Goldman Sachs International at least forty-eight hours in advance. The Company will cause the certificates representing the Securities to be made available for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of Shearman & Sterling LLP, 599 Lexington Avenue, New York, NY 10022 (the “Designated Office”). The time and date of such delivery and payment shall be 9:00 a.m., New York City time, on October 1, 2007 or such other time and date as Goldman Sachs International and the Company may agree upon in writing. Such time and date are herein called the “Time of Delivery”.
     (b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 8(k) hereof, will be delivered at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New

York, 10022 (the “Closing Location”), and the Securities will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.
     (c) Goldman Sachs International may, to the extent permitted by applicable law, over-allot and effect transactions in any over-the-counter market or otherwise, in connection with the distribution of the Securities, with a view to stabilizing or maintaining the market price of the Securities at levels other than those which might prevail in the open market, but in doing so Goldman Sachs International shall act as principal and not as agent of the Company. Nothing in this Section 4(c) shall be construed so as to require the Company to issue in excess of €500,000,000 principal amount of 2010 Notes or €1,500,000,000 principal amount of 2014 Notes, nor shall the Company be liable for any loss or entitled to any profit arising from any excess offers or stabilization
     5. The Company agrees with each of the Underwriters:
     (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to prepare a final term sheet, containing solely a description of the 2010 Notes and the 2014 Notes, in a form approved by you and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);
     (b) If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof;
     (c) If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form reasonably satisfactory to you. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form reasonably satisfactory to you and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;
     (d) To endeavor in good faith to qualify the Securities for offer and sale under the applicable securities laws of such jurisdictions as the Representatives may reasonably designate; provided, however, that the Company shall not be obligated to file any general consent to service or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will maintain such qualifications in effect for as long as may be reasonably required for the distribution of the Securities, provided, however, that the Company shall not be obligated to file any general consent to service or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject;
     (e) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with printed and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred or condition shall exist as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;
     (f) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earning statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);
     (g) During the period beginning from the date hereof and continuing to and including the Time of Delivery, except as set forth below, the Company shall not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any securities of the Company that are substantially similar to the Securities without the prior written consent of the Representatives; provided, however, that the Company may issue and sell the Securities and do other acts contemplated by this Agreement;
     (h) To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act;
     (i) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;
     (j) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Securities (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.
     (k) Not to take, and to cause its subsidiaries and affiliates not to take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

     (l) To make an application to the Irish Stock Exchange Limited (the “Irish Stock Exchange”) for the Securities to be admitted to the official list of the Irish Stock Exchange and to trading on its regulated market (which together constitute official listing on the Irish Stock Exchange). In connection with such application, the Company shall use its reasonable endeavours to obtain the official listing as promptly as practicable and shall furnish any and all documents, instruments, information and undertakings that may be necessary or advisable in order to obtain and/or maintain the listing.
     (m) To comply in all material respects with the applicable listing rules and regulations of the Irish Stock Exchange.
     (n) To use its reasonable best efforts to maintain the admission and listing of the Securities on the regulated market of the Irish Stock Exchange for as long as any of the Securities are outstanding and, if the Securities cease to be admitted to trading on the Irish Stock Exchange’s regulated market, to use its reasonable best efforts promptly to admit the Securities to trading on another European Economic Area regulated market (for the purposes of (i) the Investment Services Directive (Directive 93/22/EEC) and (ii) after its coming into force and implementation, the Markets in Financial Instruments Directive (Directive 2004/35/EC)).
     6.
     (a) (i) The Company represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 5(a) hereof, without the prior consent of Goldman Sachs International it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and Goldman Sachs International, other than one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of Securities, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and Goldman Sachs International (including the final term sheet prepared and filed pursuant to Section 5(a) hereof) is listed on Schedule II(a) hereto;
     (b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and
     (c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to Goldman Sachs International and, if requested by Goldman Sachs International, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free

Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman Sachs International expressly for use therein.
     7. The Company covenants and agrees with the several Underwriters that the Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus, and all amendments and supplements thereto, (ii) the preparation, issuance and delivery of the Securities to the Underwriters (iii) the fees and disbursements of the Company’s counsel and accountants, (iv) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(d), including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky Surveys and Legal Investment Surveys, (v) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus, and any amendments or supplements thereto, (vi) the printing and delivery to the Underwriters of copies this Agreement, the Indenture, any Blue Sky Surveys and Legal Investment Surveys, (vii) the fees, if any, of rating agencies for rating the Securities, (viii) the costs and expenses related to any filing with the Irish Stock Exchange, (ix) any expenses incurred by the Company in connection with a “road show” presentation to potential investors, (x) the fees and expenses of Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, and (xi) the fees and expenses, if any, incurred in connection with the admission of the Securities on the Official List of the Irish Stock Exchange and the listing of the Securities on the Regulated Market of the Irish Stock Exchange. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.
     8. The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:
     (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; the final term sheet contemplated by Section 5(a) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing

Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with;
     (b) Shearman & Sterling LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated the Time of Delivery, in form and substance satisfactory to you with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;
     (c) Allen & Overy LLP, counsel for the Company, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex II(a) hereto), dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:
     (i) The Company has duly executed and delivered the Securities and the Indenture.
     (ii) The Indenture constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Indenture has been duly qualified under the Trust Indenture Act.
     (iii) The Securities constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, and the Securities are entitled to the benefits provided by the Indenture.
     (iv) The statements set forth in under the headings “Description of Notes,” and “Underwriting” in the Pricing Prospectus and the Prospectus, and the statements set forth under the heading “Description of Debt Securities” in the Base Prospectus, insofar as such statements purport to summarize certain provisions of the documents referred to therein, fairly summarize the matters described therein in all material respects.
     (v) The discussions set forth in the Pricing Prospectus and the Prospectus under the caption “Certain United States Federal Income Tax Consequences,” to the extent that they constitute matters of law or legal conclusions with respect thereto currently applicable to the U.S. holders and Non-U.S. holders described therein, provide a fair summary of such provisions in all material respects.
     (vi) No authorization, approval or consent of, and no filing or registration with, any governmental or regulatory authority or agency of the United States or of the State of New York is required by the Company for the authorization, execution or delivery by the Company of this Agreement, the Securities or the Indenture, or for the performance of its obligations under this Agreement, the Securities or the Indenture, other than those required under the Act, the Exchange Act and the Trust Indenture Act or the rules and regulations thereunder, which have been obtained or effected.

     (vii) The Company is not and, as a result of the offer and sale of the Securities will not be an “investment company” or entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act.
     Such opinion shall also state that, solely with respect to the disclosure regarding Organon BioSciences contained in the Registration Statement, Pricing Prospectus and Prospectus (the “Organon BioSciences Disclosure”), in the course of such counsel’s review and discussion in connection with the preparation of the Registration Statement, the Pricing Prospectus and the Prospectus, although they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Prospectus or the Prospectus, except for those referred to in the opinion in subsection (ii) or (iii) of this Section 8(c), they have no reason to believe that (i) the Organon BioSciences Disclosure in any part of the Registration Statement, or any further amendment thereto made by the Company prior to the Time of Delivery (except information of a financial or accounting nature included therein or omitted therefrom, as to which such counsel need express no opinion), when such part or amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Organon BioSciences Disclosure in the Pricing Disclosure Package (except information of a financial or accounting nature included therein or omitted therefrom, as to which such counsel need express no opinion), as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) the Organon BioSciences Disclosure in the Prospectus or any further amendment or supplement thereto made by the Company prior to the Time of Delivery (except information of a financial or accounting nature included therein or omitted therefrom, as to which such counsel need express no opinion), as of its date and as of the Time of Delivery, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     In rendering such opinion, such counsel may rely, without independent verification, (A) as to matters involving the application of laws of any jurisdiction other than the States of Delaware and New York or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are reasonably satisfactory to counsel for the Underwriters; and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company, Organon BioSciences and public officials. Such counsel may further state that their opinion and belief are based upon their participation in the preparation of the Registration Statement, the Pricing Prospectus and the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified. Such opinion may contain customary assumptions, exceptions, limitations, qualifications and comments;

     (d) The Executive Vice President and General Counsel of the Company and the Corporate Secretary, Vice-President — Corporate Governance and Associate General Counsel of the Company shall have furnished to you their written opinion (a draft of such opinion is attached as Annex II(b) hereto), dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:
     (i) The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of New Jersey.
     (ii) The Company is duly qualified to transact business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where the failure to so qualify would have (either individually or in the aggregate) a Material Adverse Effect.
     (iii) This Agreement has been duly executed and delivered by the Company.
     (iv) The execution and delivery of this Agreement, the Securities and the Indenture, the fulfillment of the terms herein and therein and the consummation of the transactions herein and therein contemplated will not conflict with or constitute a breach of, or default under, (A) the charter or by-laws of the Company or, (B) any agreement, indenture or other instrument of which the Company is a party or by which it is bound, or (C) any law, administrative regulation or administrative or court order known to such counsel to be applicable to the Company; except, solely in the case of clause (B), for such conflicts, breaches or defaults that individually or in the aggregate would not reasonably be expected to result in a Material Adverse Effect.
     (v) The Registration Statement is effective under the Act and, to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act or proceedings therefor initiated or threatened by the Commission.
     (vi) Except as disclosed in or incorporated by reference into the Registration Statement or the Pricing Prospectus, to such counsel’s knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation to which the Company or any of its subsidiaries thereof is a party or to which the assets, properties or operations of the Company or any of its subsidiaries thereof is subject, before or by any court or governmental agency or body, domestic or foreign, which, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to result in a Material Adverse Effect or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated under this Agreement, or the performance by the Company of its obligations hereunder or under the Indenture.
     (vii) The documents incorporated by reference in the Pricing Prospectus and the Prospectus (except for the financial statements and other financial data included therein or omitted therefrom and the exhibits thereto, as to which such counsel need express no opinion), as of the dates they were filed with the Commission, appear on their face to have been appropriately responsive in all material respects to the requirements of the 1934 Act and the rules and regulations of the Commission thereunder; and such counsel has no reason to believe that any of such documents, when such documents were so filed, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading.
     (viii) Neither the Company nor any of its subsidiaries is in violation of its charter or bylaws or in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound.
     (ix) Such counsel does not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement, the Basic Prospectus or the Prospectus which are not filed or incorporated by reference or described as required.
     (x) The Registration Statement, the Pricing Prospectus and the Prospectus, and each amendment or supplement thereto (except for the financial statements and other financial data included therein or omitted therefrom, as to which such counsel need express no opinion), excluding the documents incorporated by reference therein, as of their respective effective or issue dates, appear on their face to have been appropriately responsive in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder.
     (xi) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the net proceeds thereof, will not be an “investment company” or entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act.
     Such opinion shall also state that in the course of such counsel’s review and discussion in connection with the preparation of the Registration Statement, the Pricing Prospectus and the Prospectus, although they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Prospectus or the Prospectus, they have no reason to believe (i) that any part of the Registration Statement, or any further amendment thereto made by the Company prior to the Time of Delivery (other than the financial and accounting data contained therein or omitted therefrom, as to which such counsel need express no opinion), when such part or amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) that the Pricing Disclosure Package (other than the financial and accounting data contained therein or omitted therefrom, as to which such counsel need express no opinion), as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) that, as of its date and as of the Time of Delivery, the Prospectus or any further amendment or supplement thereto made by the Company prior to the Time of Delivery (other than the financial and accounting data contained therein or omitted therefrom, as to which such counsel need express no opinion) contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
     (e) McCarter & English, LLP, special counsel for the Company, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex II(c) hereto), dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:
     (i) This Agreement has been duly authorized by the Company.
     (ii) The Securities have been duly authorized for issuance and sale by the Company.
     (iii) The Supplemental Indenture and the Indenture have each been duly authorized by the Company.
     (iv) The issue and sale of the Securities, the execution and delivery of this Agreement, the Securities and the Indenture, the fulfillment of the terms herein and therein set forth and the consummation of the transactions herein and therein contemplated will not conflict with or constitute a breach of, or default under, (A) the charter or by-laws of the Company or, (B) except for such conflicts, breaches or defaults that individually or in the aggregate would not reasonably be expected to result in a Material Adverse Effect, any law or administrative regulation that in such counsel’s experience is normally applicable to transactions of the type contemplated by the Agreement, or any administrative or court order known to such counsel to be applicable to the Company.
     (v) Except as disclosed in or incorporated by reference into the Registration Statement or Pricing Prospectus or as required under state securities or blue sky laws or as may be required by any national or foreign securities exchange in connection with listing of the Securities, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, is necessary or required under New Jersey law for the due authorization, execution or delivery by the Company of this Agreement or for the performance by the Company of the transactions contemplated under the Pricing Prospectus and the Prospectus, this Agreement and the Indenture.
     (vi) The Company has an authorized capitalization as set forth in the Pricing Prospectus and the Prospectus.
     (vii) The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Capital Stock” and in the Registration Statement in Item 15, insofar as such statements constitute a summary of the terms of the Common Shares, the Company’s certificate of incorporation, as amended, and the New Jersey

Business Corporation Act, as amended, have been reviewed by such counsel and fairly summarize all matters described therein in all material respects.
     Such opinion may contain customary assumptions, exceptions, limitations, qualifications and comments;
     (f) (A) On the date of the Prospectus at a time prior to the execution of this Agreement, (B) at 9:30 a.m., New York City time, on the effective date of any post effective amendment to the Registration Statement filed subsequent to the date of this Agreement and on or prior to the earlier of the Time of Delivery and (C) also at each Time of Delivery, each of Deloitte & Touche LLP and KPMG Accountants N.V. shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the form of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement, and as of the Time of Delivery is attached as Annex I(b) hereto);
     (g) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, financial position, or results of operations, of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;
     (h) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock;
     (i) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;
     (j) The Company shall have complied with the provisions of Section 5(e) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;
     (k) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such time, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such time, as to the matters set forth in subsections (a) and (g) of this Section and as to such other matters as you may reasonably request.
     (l) The Underwriters shall have received a certificate of the Acting Chief Financial Officer of Organon BioSciences substantially in the form of Annex II hereto.
     (m) The Irish Prospectus shall have been approved by the IFSRA as a prospectus.
     (n) The Securities shall have been admitted to trading on the Irish Stock Exchange’s regulated market, subject only to the issue of the Securities, before the Time of Delivery.
     9.
     (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, in the light of the circumstances under which they were made) not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred and documented by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman Sachs International expressly for use therein.
     (b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in the light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman Sachs International expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.
     (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party (not to be unreasonably withheld), effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

     (d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.
     (e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.
     10. (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty six hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Company shall be entitled at its option to a further period of thirty six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.
     (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
     (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one eleventh of the aggregate principal amount of all the Securities to be purchased, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
     11. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.
     12. If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any of the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out of pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.
     13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representatives.
     All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman Sachs International, Peterborough Court, 133 Fleet Street, London, EC4A 2BB, Attention: Syndicate Desk; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
     In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.
     14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.
     15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

     16. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.
     17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.
     18. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     19. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
     20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.
     21. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters’ imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

     If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours, SCHERING-PLOUGH CORPORATION
By:	/s/ Robert J. Bertolini
	Name:	Robert J. Bertolini
	Title:	Executive Vice President and Chief Financial Officer

Accepted as of the date hereof:
Goldman Sachs International
BNP Paribas
Credit Suisse Securities (Europe) Limited
J.P. Morgan Securities Ltd.

By:	/s/ Adrian Nigam

(Goldman Sachs International)
Name: Adrian Nigam
Title: Authorized Signatory

SCHEDULE I

	Principal	Principal
	Amount of	Amount of
	2010 Notes	2014 Notes
Underwriter	to be Purchased	to be Purchased

Goldman Sachs International	€100,000,000	€300,000,000
BNP Paribas	100,000,000	300,000,000
Credit Suisse Securities (Europe) Limited	100,000,000	300,000,000
J.P. Morgan Securities Ltd.	100,000,000	300,000,000
ABN AMRO Bank N.V.	8,334,000	25,000,000
Banc of America Securities Limited	8,334,000	25,000,000
Banca IMI S.p.A.	8,334,000	25,000,000
Banco Bilbao Vizcaya Argentaria, S.A.	8,334,000	25,000,000
Banco Santander, S.A.	8,333,000	25,000,000
Bear, Stearns International Limited	8,333,000	25,000,000
Citigroup Global Markets Limited	8,333,000	25,000,000
Daiwa Securities SMBC Europe Limited	8,333,000	25,000,000
ING Belgium SA/NV	8,333,000	25,000,000
Mizuho International plc	8,333,000	25,000,000
Morgan Stanley & Co. International plc	8,333,000	25,000,000
The Bank of New York Capital Markets Limited	8,333,000	25,000,000

Total	€500,000,000	€1,500,000,000

SCHEDULE II
(a)	Issuer Free Writing Prospectuses Not Included in the Pricing Disclosure Package:
(1)	Any Electronic Roadshow used on or after September 19, 2007 relating to the offering of the Securities.
(b)	Additional Documents Incorporated by Reference:

None.

SCHEDULE III
Material Subsidiaries

Schering Corporation	New Jersey

Schering-Plough Animal Health Corporation	Delaware

Schering-Plough Holdings (Ireland) Company	Ireland

Schering-Plough Investments Company GmbH	Switzerland

Schering-Plough Ltd.	Switzerland

Essex Chemie A.G.	Switzerland

Schering-Plough Kabushiki Kaisha	Japan

Schering-Plough S.A. de C.V.	Mexico

Schering-Plough HealthCare Products, Inc.	Delaware

Schering-Plough S.A.	France

Essex Pharma GmbH	Germany

Schering-Plough (Singapore) Research Pte. Ltd.	Singapore

Schering-Plough Canada, Inc.	Canada

Schering-Plough Central East A.G.	Switzerland

Schering-Plough (Singapore) Pte. Ltd.	Singapore

Schering-Plough Products LLC	Delaware

ANNEX I
FORM OF ANNEX I DESCRIPTION OF COMFORT LETTER
FOR REGISTRATION STATEMENTS ON FORM S-3
     Pursuant to Section 8(f) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:
[SEPARATELY ATTACHED]

ANNEX II
FORM OF CERTIFICATE OF THE ACTING CHIEF FINANCIAL OFFICER OF
ORGANON BIOSCIENCES N.V.
     Pursuant to Section 8(n) of the Underwriting Agreement, the Acting Chief Financial Officer of Organon BioSciences N.V. shall furnish a certificate to the Underwriters to the effect that:
     In connection with the offering by Schering-Plough Corporation (the “Issuer”) of its 5.000% Senior Notes due 2010 and 5.375% Senior Notes due 2014, pursuant to an Underwriting Agreement dated September 26, 2007 among the Issuer and the several underwriters named in Schedule I thereto (the “Agreement”) I, Rudolf Derk Huisman, the acting Chief Financial Officer of Organon BioSciences N.V. (the “Company”), have been asked to deliver this certificate to the underwriters named in Schedule I of the Agreement.
     Based on (i) my examination of the Company’s financial records and schedules undertaken by myself or members of my staff who are responsible for the Company’s financial and accounting matters and (ii) my review of such other corporate records of the Company, certificates of public officials and of officers of the Company and agreements and other documents as I have deemed necessary as a basis for the certifications expressed below, I hereby certify to the best of my knowledge that:
     1. KPMG Accountants N.V., who have certified certain financial statements of the Company and its subsidiaries, are independent certified public accountants under Rule 101 of the AICPA Code of Professional Conduct, and its interpretations.
     2. The financial statements of the Company included or incorporated by reference in the Registration Statement and the Pricing Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its combined subsidiaries at the dates indicated and the statement of income, changes in invested equity and cash flows of the Company and its combined subsidiaries for the periods specified; and said financial statements have been prepared in conformity with international financial reporting standards as adopted by the European Union and applied on a consistent basis throughout the periods involved.
     3. Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Pricing Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus.

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